UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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FORWARD AIR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This supplement to Forward Air Corporation’s proxy statement filed with the Securities and Exchange Commission on March 30, 2015 for use at the annual meeting of shareholders on May 12, 2015 (the “Proxy Statement”) is being filed to correct an inadvertent error. As described in detail on pages 17 and 19 of the Proxy Statement, in May 2014 the Compensation Committee approved a 19.8% base salary increase for Matthew J. Jewell and a 21.3% base salary increase for Michael L. Hance in connection with Mr. Jewell’s promotion to Executive Vice President of Intermodal Services and Chief Strategy Officer and Mr. Hance’s promotion to Senior Vice President, Chief Legal Officer and Secretary. However, the impact of those base salary increases was inadvertently omitted in the following places in the Proxy Statement: with respect to Mr. Jewell, on page 28, within the “Summary Compensation Table”, on page 30 within the “Grants of Plan-Based Awards for Fiscal 2014”, and with respect to both Mr. Jewell and Mr. Hance, on page 36 within the table reflecting severance benefits upon an Involuntary Termination.

The revised “Summary Compensation Table” as it pertains to Mr. Jewell is as follows:

Name & Principal Position	Year	Salary ($)	Stock Awards(s) ($) (1)	Option Award(s) ($) (2)	Payments Under Non-Equity Incentive Plans ($) (3)	All Other Compensation ($) (4)	Total
Matthew J. Jewell Executive Vice President, Intermodal Services and Chief Strategy Officer	2014	389,211	219,968	109,837	136,856	15,941	871,813

The revised “Grants of Plan-Based Awards for Fiscal 2014” as it pertains to Mr. Jewell is as follows:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Shares to be Issued Under Equity Incentive Plan Awards (1)			All Other Stock Awards; Numbers of Stock (2), (4)	All Other Option Awards; Numbers of Securities Underlying Options (3), (4)	Exercise or Base Price of Option Awards (5)	Grant Date Fair Value of Stock and Option Awards
Name & Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum
Matthew J. Jewell	2/6/2014	40,600	203,000	812,000
	2/6/2014				1,140	2,280	4,560				109,987
	2/6/2014							2,589			109,981
	2/6/2014								7,349	42.48	109,837

The revised table reflecting severance benefits available to Mr. Jewell and Mr. Hance assuming an Involuntary Termination of employment on December 31, 2014 is as follows:

Name	Unpaid Annual Incentive (i)	Salary & Incentive (ii)	Healthcare (iii)	Placement Services (iv)	Total Severance
Matthew J. Jewell
Termination without Cause	136,856	406,000	17,641	20,000	580,497
Change of Control	136,856	1,218,000	35,282	20,000	1,410,138

Michael L. Hance
Termination without Cause	111,238	330,000	15,541	20,000	476,779
Change of Control	111,238	990,000	31,082	20,000	1,152,320

Except as specifically revised by the information contained herein, this supplement does not revise or update any of the other information set forth in the Proxy Statement. This supplement should be read in conjunction with the Proxy Statement. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.